SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 6, 2003
(Date of earliest event reported)

ORIOLE HOMES CORP.
(Exact name of Registrant as specified in its charter)

Florida (State of incorporation or organization)	1-6963 (Commission File No.)	59-1228702 (IRS Employer Identification No.)

6400 Congress Avenue, Suite 2000
Boca Raton, Florida 33487
(Address of principal executive offices)

(561) 274-2000
(Registrant’s telephone number, including area code)

SIGNATURES
EXHIBIT INDEX
Press Release dated February 6, 2003
Press Release dated February 10, 2003

Item 5. Other Events and Regulation FD Disclosure.

     On February 6, 2003, shareholders approved the merger (the “Merger”) of Levy Acquisition Co., a Florida corporation, with and into Oriole Homes Corp., a Florida corporation (the “Company”), with the Company as the surviving corporation, and on February 10, 2003, the Merger became effective.

     Copies of the press releases announcing the shareholder approval and the effectiveness of the Merger are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)    Exhibits.

99.1	Press Release of Oriole Homes Corp. issued on February 6, 2003.
99.2	Press Release of Oriole Homes Corp. issued on February 10, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2003	ORIOLE HOMES CORP.

	By:	/s/ Richard D. Levy

Richard D. Levy, Chairman of the Board, Chief Executive Officer

EXHIBIT INDEX

Ex. No.	Title

99.1	Press Release of Oriole Homes Corp. issued on February 6, 2003.
99.2	Press Release of Oriole Homes Corp. issued on February 10, 2003.